EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Dignyte, Inc. (the “Company”) for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Andreas A. McRobbie-Johnson, Chief Executive Officer and Chief Financial Officer of Dignyte, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

Dated: November 14, 2012

/s/ Andreas A. McRobbie-Johnson
Andreas A. McRobbie-Johnson
Chief Executive Officer

/s/ Donna S. Moore
Donna S. Moore
Chief Financial Officer